UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 30, 2011

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland

333-154750

26-3455189

(State of Organization)

(Commission

(I.R.S. Employer

File Number)

Identification Number)

2909 Hillcroft, Suite 420

Houston, Texas

77057

(Address of principal executive offices)

(Zip Code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪   Written communications pursuant to Rule 425  under the Securities Act (17 CFR 230.425)

⁪   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪   Pre-commencement communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Asset Acquisition.

On  June  30,  2011  Hartman  Short  Term  Income  Properties  XX,  Inc.  (the  “Company”)  acquired  an  additional  2%

limited  liability company interest in Hartman  Richardson Heights  LLC (the  “Joint Venture”)  from Hartman XIX  for

$383,000  cash.     The  source  of  the  cash  used  to  acquire  the  additional  interest  in  the  Joint  Venture  was  proceeds

from  the  current  public  offering  of  the  Company’s  common  shares.   Following  the  transaction  the  Company  owns

31% and Hartman XIX owns  69% of the Joint Venture.

   Hartman  Short  Term Income  Properties  XIX,  Inc.  (“Hartman  XIX”)  is  a  REIT  that  is  managed  by affiliates  of  the

Company’s advisor and real property manager.

On  December  28,  2010  the  Joint  Venture  acquired  the  Richardson  Heights  property  for  $19,150,000.    The

Company  initially  acquired  a  10%  interest  in  the  Joint  Venture  for  $1,915,000  cash.    On  April  20,  2011  the

Company  acquired  an  additional  15%  limited  liability  company interest  in  the  Joint  Venture  from Hartman  XIX  for

$2,872,500 cash.  On May 27,  2011  the Company acquired an additional  4% limited liability company interest in the

Joint Venture from Hartman XIX for $766,000 cash.

   On  April  19,  2011  the  Board  of  Directors  of  Hartman  Short  Term  Income  Properties  XX,  Inc.  (the  “Company”)

authorized  the  Company’s  officers  to  consider  a  series  of  related  transactions  to  acquire  up  to  all  of  the  limited

liability  company  interest  of  Hartman  XIX  in  the  Joint  Venture.    The  Company  is  not  obligated  to  acquire  any

specific  portion of the  Hartman XIX  joint venture  interest.   Each prospective  acquisition is subject to  management’s

discretion and the Company’s financial position and liquidity.

For  purposes  of  determining  the  value  of  the  transaction  between  the  parties,  the  respective  Boards  of  Directors  of the  Company  and  Hartman  XIX  determined  that  the  acquisition  price  for  the  property  is  the  fair  value  of  the property and the total value of the limited liability company.

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act  of  1934,  the  registrant  has  duly  caused  this  report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  June 30, 2011

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

By:

/s/ Louis T. Fox, III

Name:   Louis T. Fox, III

Title:     Chief Financial Officer